UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2013

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154-4599

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is hereby incorporated herein by reference.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 15, 2013, Crown Holdings, Inc. (the “Company”) completed its previously announced note offering of $200 million of 4 1/2% senior notes due 2023 (the “Offering”).

In connection with the Offering, Crown Americas LLC and Crown Americas Capital Corp. IV, each a wholly-owned subsidiary of the Company (together, the “Issuers”), issued $200 million of 4 1/2% senior unsecured notes due 2023 (the “Notes”). The Notes, which rank equally with and form a part of a single class of securities with the $800 million of 4 1/2% senior unsecured notes due 2023 sold by the Issuers on January 9, 2013, were sold in a private placement and resold by the initial purchaser (the “Initial Purchaser”) to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Notes will mature on January 15, 2023 and will accrue interest at the rate of 4 1/2% per year. Interest on the Notes will be payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2013. The Issuers may redeem some or all of the Notes at any time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the redemption date.

If the Company experiences a change of control, the Issuers may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

The Notes are senior obligations of the Issuers, ranking senior in right of payment to all subordinated indebtedness of Crown Americas and Crown Americas Capital Corp. IV, and will be unconditionally guaranteed on a senior basis by the Company and each of the Company’s present and future U.S. subsidiaries that guarantees obligations under the Company’s senior secured credit facilities.

The Notes have been issued as additional notes under an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee, dated as of January 9, 2013. The indenture governing the Notes contains covenants that will limit the ability of the Company and the ability of its restricted subsidiaries (including the Issuers) to, among other things, create liens, engage in sale and leaseback transactions or merge or consolidate with or into other companies. If an event of default, as specified in the indenture governing the Notes, shall occur and be continuing, either the trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications described in the indenture, which was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 11, 2013.

Under a registration rights agreement with the Initial Purchaser, the Issuers have agreed to (i) use their reasonable best efforts to file and cause to become effective a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for new notes of the Issuers having terms substantially identical in all material respects to the Notes (except that the exchange notes will not contain terms with respect to transfer restrictions) and (ii) use their reasonable best efforts to cause the registered exchange offer to become completed under the Securities Act of 1933, as amended, within 360 days of the issue date of the Notes. If the exchange offer is not completed within the periods specified in the registration rights agreement, applicable interpretation of the staff of the SEC prohibit the Issuers from effecting such a registered exchange offer or, under limited circumstances, if required by the Initial Purchaser of the Notes or a holder thereof, the Issuers have agreed to file, and to use their reasonable best efforts to cause to become effective, a shelf registration statement relating to resales of the Notes or the notes issued in the registered exchange offer, as the case may be. The Issuers will be obligated to pay additional interest on the Notes if, within the periods specified in the registration rights agreement, they do not complete the exchange offer, or, if required, file the shelf registration statement, the shelf registration statement has not been declared effective or, after the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or useable (subject to certain exceptions).

On January 15, 2013, the Company used the net proceeds of the Offering, together with cash on hand, to repay $200 million of the Company’s outstanding term loans.

The descriptions set forth above are qualified in their entirety by the indenture governing the Notes, which was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 11, 2013, and the registration rights agreement governing the Notes filed herewith as Exhibit 4.1.

Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 4.1	Registration Rights Agreement, dated as of January 15, 2013, by and among the Company, Crown Americas LLC and Crown Americas Capital Corp. IV, Deutsche Bank Securities Inc., as the Initial Purchaser, and the Guarantors (as defined therein), relating to the $200 million 4 1/2% Senior Notes due 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN HOLDINGS, INC.

Dated: January 17, 2013	By:	/s/ Kevin C. Clothier
	Name:	Kevin C. Clothier
	Title:	Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 4.1	Registration Rights Agreement, dated as of January 15, 2013, by and among the Company, Crown Americas LLC and Crown Americas Capital Corp. IV, Deutsche Bank Securities Inc., as the Initial Purchaser, and the Guarantors (as defined therein), relating to the $200 million 4 1/2% Senior Notes due 2023.